Exhibit 32.2

STATEMENT FURNISHED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

          The undersigned, David C. Nolan, is the Executive Vice President and Chief Financial Officer of Rome Bancorp, Inc. (the “Registrant”). This statement is being furnished in connection with the filing by the Company of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 (the “Report”).

          By execution of this statement, I certify that:

A)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and

B)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of the dates and for the periods covered by the Report.

          This statement is authorized to be attached as an exhibit to the Report so that this statement will accompany the Report at such time as the Report is filed with the Securities and Exchange Commission, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350. It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

          A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

Date:	November 8, 2010	/s/ David C. Nolan

David C. Nolan
Executive Vice President and Chief Financial Officer